                                                                       EXHIBIT 3

                            STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of April 6, 2001, is made and entered into among UNIVERSAL MUSIC GROUP, INC., a California corporation ("Parent"), UNIVERSAL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and each party listed under the heading "STOCKHOLDER" on the signature page hereof (each a "Stockholder" and collectively, the "Stockholders");

                             W I T N E S S E T H:

          WHEREAS, as of the date hereof, each Stockholder owns beneficially and of record the number of shares of common stock, par value $0.001 per share ("Company Common Stock"), of EMusic.com, Inc., a Delaware corporation (the "Company"), set forth opposite the Stockholder's name on Exhibit A hereto (the total number of shares of Company Common Stock owned by the Stockholder, and any other Company Common Stock that the Stockholder acquires, whether by means of purchase, dividend, distribution, exercise of any stock options or otherwise, prior to the termination of this Agreement, being collectively referred to as the "Shares");

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, and Purchaser are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which, upon the terms and subject to the conditions set forth therein) provides for, among other things, a tender offer (the "Offer") by Purchaser for the Company Common Stock and the subsequent merger of Purchaser with and into the Company (the "Merger"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested each Stockholder to agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement each Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                 STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES

          Each Stockholder, severally (and not jointly), hereby represents and warrants to Parent and Purchaser with respect to itself and the Shares its holds (as set forth on Exhibit A hereto) as follows:

          Section 1.1 Due Organization and Authorization. Stockholder, if it is a corporation or trust, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed. Stockholder possesses the requisite power and authority to execute, deliver, and perform this Agreement, to appoint Purchaser and Parent (or any nominee thereof) as its Proxy (as defined below), and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by or on behalf of Stockholder and, assuming that it has been duly authorized and validly executed and delivered by Parent and Purchaser, constitutes a legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law). There is no beneficial owner of any of the Shares set forth opposite Stockholder's name on Exhibit A hereto or other beneficiary or holder of any other interest therein whose consent is required for the execution and delivery of this Agreement or for the consummation by Stockholder of the transactions contemplated hereby.

          Section 1.2 No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the charter documents or trust instruments of Stockholder, if applicable, (ii) conflict with or violate any law applicable to Stockholder or by which Stockholder or any of Stockholder's assets is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of Stockholder (including, without limitation, the Shares) pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of its assets are bound or affected.

               (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, other than necessary filings under the Securities Exchange Act of 1934, as amended.

          Section 1.3 Title to Shares. Stockholder is the sole record and beneficial owner of the Shares set forth opposite Stockholder's name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, claim, proxy, voting restriction or other voting trust, agreement, understanding, or arrangement of any kind, right of first refusal or other limitation on disposition, adverse claim of ownership, or other encumbrance of any kind, other than restrictions imposed by securities laws or pursuant to this Agreement or the Merger Agreement. As of the date hereof, Stockholder does not own beneficially or of record any other Shares.

          Section 1.4 Information for Offer Documents and Proxy Statement. None of the information relating to Stockholder and its affiliates provided by or on behalf of Stockholder or its affiliates specifically for inclusion in the various documents to be filed with the Securities and Exchange Commission ("SEC") in connection with the transactions contemplated by the Merger Agreement (including, without limitation, the Schedule TO, Schedule 14D-9 and other documents filed with the SEC and delivered to stockholders of the Company in connection with the Offer (the "Offer Documents"), and, if applicable, the proxy statement) will, at the respective times such documents are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE II

                            STOCKHOLDERS' COVENANTS

          Each Stockholder hereby severally (and not jointly) covenants to Parent and Purchaser with respect to itself and the Shares its holds (as set forth on Exhibit A hereto) as follows:

          Section 2.1 Voting of Shares. Stockholder hereby agrees that from the date hereof until the termination of the Agreement pursuant to Section 4.2 hereof (the "Term"), at any meeting of the stockholders of the Company however called and in any action by written consent of the stockholders of the Company, Stockholder shall vote its Shares (i) in favor of the Merger and the Merger Agreement, (ii) against any Takeover Proposal (as defined in the Merger Agreement) and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company (except as contemplated by the Merger Agreement), any change in the present capitalization of the Company or any amendment to the Company's corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for Purchaser or its nominee(s) to vote such Stockholder's Shares directly.

          Section 2.2 Proxy. Stockholder hereby revokes all prior proxies or powers of attorney with respect to any of its Shares. During the Term, Stockholder hereby constitutes and appoints Parent and Purchaser, or any nominee designated by Parent and Purchaser, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney and proxy ("Proxy"), for and in its name, place, and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 2.1 and to vote each Share held by Stockholder as its Proxy in respect of any such matter, at every annual, special, adjourned, or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate, or other document relating to the Company that the law of the State of Delaware might permit or require. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM. Stockholder will take such further action and execute such other documents as may be necessary to effectuate the intent of this Section 2.2.

          Section 2.3 Tender. Stockholder hereby agrees to tender in the Offer, prior to the expiration date thereof (the "Expiration Date"), all Shares of Company Common Stock owned beneficially and of record by it. Stockholder hereby acknowledges and agrees that Parent's and Purchaser's obligation to accept for payment and pay for such Shares in the Offer is subject to the terms and conditions set forth in Annex A to the Merger Agreement.

          Section 2.4 Restrictions on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares, (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement.

          Section 2.5 Disclosure. Stockholder hereby authorizes Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Company's proxy statement (including all documents and schedules filed with the SEC), its identity, its ownership securities of the Company, and the nature of its commitments, arrangements, and understandings under this Agreement.

          Section 2.6 No Solicitation. Stockholder covenants and agrees that, during the Term, it shall not, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making of any proposal from any person (other than from Parent or Purchaser) relating to (i) any acquisition of any Shares or (ii) any transaction that constitutes a Takeover Proposal. Stockholder further covenants and agrees that, during the Term, it shall not and shall not permit its agents and other representatives to, participate in any discussions or negotiations (except with Parent or Purchaser) regarding, or furnish to any person (other than Parent or Purchaser) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any person (other than Parent and Purchaser) to make, any transaction (i) relating to any acquisition of any Shares, or (ii) that may constitute a Takeover Proposal. Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of Stockholder and its agents or other representatives with any person (other than Parent and Purchaser) with respect to any of the foregoing. Stockholder shall notify Parent and Purchaser promptly of any such proposal or offer, or any inquiry or contact with any person with respect thereto, of which it becomes aware and shall, in any such notice to Parent and Purchaser, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry, or contact and the material terms and conditions of such proposal, offer, inquiry, or contact. Notwithstanding any provision of this Section to the contrary and without limiting the generality of Section 2.7, Stockholder may, and if any agent or representative of Stockholder is a member of the Board of Directors of the Company, such member of the Board of Directors of the Company may, in his or her capacity as such director, take such actions, if any, as are permitted in such capacity by Sections 1.3 or 5.2 of the Merger Agreement.

          Section 2.7 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Shares and nothing herein shall limit or affect any actions taken by any Stockholder in such Stockholder's capacity as an officer or director of the Company. This Section 2.7 shall survive termination of this Agreement.

                                  ARTICLE III

                           COMPANY SECURITIES OPTION

          Section 3.1 Grant of Option. In order to induce Parent and Purchaser to enter into the Merger Agreement, each Stockholder hereby grants to Parent and Purchaser an irrevocable option (the "Company Securities Option") to purchase the Stockholder's Shares at a cash price per Share equal to the Offer Price as defined in the Merger Agreement and used in this Agreement with the same meaning) (the "Offer Price") equal to $ 0.57 in cash or any higher price paid or to be paid by Parent or Purchaser pursuant to the Offer or the Merger or prior to the termination of this Agreement pursuant to Section 4.2 below, but excluding any price paid to any stockholder who exercises dissenters' rights in connection with the Merger. The Company Securities Option shall be exercisable pursuant to the terms of Section 3.2 below.

          Section 3.2 Exercise of Company Securities Option. The Company Securities Option (i) shall become exercisable, in whole but not in part, for all Shares subject thereto (less any such Shares which Purchaser has accepted for payment or paid for in the Offer) immediately after the expiration of the Offer (or, if for any reasons later, immediately after the expiration of the period, including any extensions thereof, during which shares of Company Common Stock tendered pursuant to the Offer may by the terms of the Offer be accepted or rejected) or, if later, the date on which there shall not be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative, or regulatory agency or authority prohibiting the exercise of the Company Securities Option pursuant to this Agreement, if, but only if, Purchaser has accepted for payment all shares of Company Common Stock tendered and not withdrawn in the Offer, and (ii) shall remain exercisable for a period of sixty (60) days after the first such date on which the Company Securities Option becomes exercisable pursuant to clause (i) of this sentence. If the Company Securities Option does not become exercisable under this Section
3.2 due to (a) the termination or withdrawal of the Offer prior to the Expiration Date (or the later date specified in the second parenthetical of this Section 3.2), or (b) the failure of Purchaser to accept for payment all shares of Company Common Stock tendered and not withdrawn in the Offer, it shall be deemed to have expired. In the event that Parent or Purchaser wishes to exercise the Company Securities Option, Parent or Purchaser, prior to the expiration thereof, shall send a written notice to Stockholder identifying the place for the closing of such purchase at least two (2) business days prior to such closing.

                                  ARTICLE IV

                                 MISCELLANEOUS

          Section 4.1 Definitions. Terms used but not otherwise defined in this Agreement, have the meanings assigned to such terms in the Merger Agreement.

          Section 4.2 Termination. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto, or (ii) automatically and without any required action of the parties hereto upon the earlier to occur of (A) the Effective Time, (B) the closing of the exercise of the Company Securities Option or the expiration of the Company Securities Option, (C) the termination of the Merger Agreement in accordance with its terms, or (D) the acceptance for payment of all of the Shares pursuant to the Offer, whichever occurs earlier. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

          Section 4.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon hand delivery or (ii) upon confirmed delivery by a nationally recognized overnight courier, to the following address or to such other address that a party hereto might later specify by like notice:

               (a)  If to Parent or Purchaser, to:

                    Universal Music Group, Inc.
                    2220 Colorado Avenue
                    Santa Monica, California  90404
                    Attention:  President, eLabs Division

                    with a copy to:

                    Munger, Tolles & Olson LLP
                    355 South Grand Avenue, 35th Floor
                    Los Angeles, California  90071-1560
                    Attention: Ruth E. Fisher

               (b) If to a Stockholder, to its address set forth on Exhibit A hereto.

          Section 4.4 Severability. In the event that any provision in this Agreement is held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved but only to the minimum extent necessary to render the same valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction.

          Section 4.5 Entire Agreement. This Agreement and the Merger Agreement, as it may be amended from time to time, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

          Section 4.6 Assignment. No party may assign or delegate this Agreement or any right, interest, or obligation hereunder; provided, that,
                                                           --------
Parent or Purchaser, in its sole discretion, may assign or delegate its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Universal Studios, Inc.

          Section 4.7 No Third-Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by only the parties hereto, their respective successors, and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, their respective successors, and permitted assigns, any rights, remedies, obligations, or liabilities of any nature whatsoever.

          Section 4.8 Waiver of Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

          Section 4.9 Further Assurance. Each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          Section 4.10 Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

          Section 4.11 No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available at law or in equity, the failure of any party hereto to insist upon compliance by any other party hereto with its obligations hereunder, or the existence of any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

          Section 4.12 Specific Performance. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. Accordingly, the parties agree that an aggrieved party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law, or in equity.

          Section 4.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without effect to provisions thereof relating to conflicts of law.

          Section 4.14 Headings. The descriptive headings in this Agreement were included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 4.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 4.16 Shares Not Held Of Record. Every provision of this Agreement which requires a Stockholder to take action with respect to such Stockholder's Shares shall be interpreted to include a requirement that such Stockholder cause such action to be taken by the owner of record of any Shares beneficially owned by such Stockholder that such Stockholder does not hold of record.


              [Remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in a manner sufficient to bind them as of the date first written above.


                         UNIVERSAL MUSIC GROUP, INC.

                         By: /s/ Zachary I. Horowitz
                            _________________________________________
                            Name:   Zachary I. Horowitz
                            Title:  President and Chief Operating Officer

                         UNIVERSAL ACQUISITION CORP.

                         By: /s/ Zachary I. Horowitz
                            _________________________________________
                            Name:   Zachary I. Horowitz
                            Title:  President, Secretary and Treasurer

                         STOCKHOLDER

                         By: /s/ Peter Astiz
                            _____________________________________
                            Name: Peter Astiz

                         STOCKHOLDER

                         By: /s/ Tor Braham
                            _____________________________________
                            Name: Tor Braham

                         STOCKHOLDER

                         By: /s/ James R. Chapman
                            _____________________________________
                            Name: James R. Chapman

                         STOCKHOLDER

                         By: /s/ Steve Grady
                            _____________________________________
                            Name: Steve Grady

                         STOCKHOLDER

                         By: /s/ Christopher G. Henger
                            _____________________________________
                            Name: Christopher G. Henger

                         STOCKHOLDER

                         By: /s/ Eugene E. Hoffman, Jr.
                            _____________________________________
                            Name: Eugene E. Hoffman, Jr.

                         STOCKHOLDER

                         By: /s/ Joseph H. Howell
                            _____________________________________
                            Name: Joseph H. Howell

                         STOCKHOLDER

                         By: /s/ Robert K. Kohn
                            _____________________________________
                            Name: Robert K. Kohn

                         STOCKHOLDER

                         By: /s/ Ralph Peer II
                            _____________________________________
                            Name: Ralph Peer II

                         STOCKHOLDER

                         By: /s/ Emily J. Rupp
                            _____________________________________
                            Name: Emily J. Rupp

                         STOCKHOLDER

                         By: /s/ Brett A. Thomas
                            _____________________________________
                            Name: Brett A. Thomas

                         STOCKHOLDER

                         By: /s/ Howard A. Tullman
                            _____________________________________
                            Name: Howard A. Tullman

                                   Exhibit A


                                 Exhibit A to the Stockholders Agreement
                                 ---------------------------------------

------------------------------------ -------------------------------- ---------------------------------------
                                                                      Options to Acquire Shares of Common
Stockholder                          Shares of Common Stock           Stock
------------------------------------ -------------------------------- ---------------------------------------
Peter Astiz                          227,000 shares                   NSO
                                                                      ---
                                                                      180,000 shares @ $2.3125
                                                                      50,000 shares @ $9.8750
                                                                      ISO
                                                                      ---
                                                                      60,000 shares @ $13.6250
                                                                      40,000 shares @ $13.6250
------------------------------------ -------------------------------- ---------------------------------------
Tor Braham                           11,600 shares                    NSO
                                                                      ---
                                                                      30,000 shares @ $2.3125
                                                                      35,000 shares @ $13.6250
------------------------------------ -------------------------------- ---------------------------------------
James R. Chapman                     118,200 shares                   NSO
                                                                      ---
                                                                      200,000 shares @ $2.3125
                                                                      200,000 shares @ $11.0000
                                                                      200,000 shares @ $13.6250
                                                                      ISO
                                                                      ---
                                                                      75,000 shares @ $9.8750
------------------------------------ -------------------------------- ---------------------------------------
Steve Grady                          2,700 shares                     NSO
                                                                      ---
                                                                      354,000 shares @ $0.0300
                                                                      200,000 shares @ $0.4700
                                                                      40,000 shares @ $2.3125
                                                                      50,000 shares @ $7.2500
                                                                      40,000 shares @ $9.8750
------------------------------------ -------------------------------- ---------------------------------------
Christopher G. Henger                1,000 shares                     NSO
                                                                      ---
                                                                      200,000 shares @ $0.4700
                                                                      40,000 shares @ $2.3125
                                                                      17,885 shares @ $3.6200
                                                                      85,000 shares @ 6.0300
                                                                      65,000 shares @ $8.0000
                                                                      4,146 shares @ $9.0400
                                                                      4,146 shares @ $12.0600
                                                                      16,584 shares @ $12.0600
------------------------------------ -------------------------------- ---------------------------------------
Eugene E. Hoffman, Jr.               3,089,000 shares                 ISO
                                                                      ---
                                                                      250,000 shares @ $14.9875
------------------------------------ -------------------------------- ---------------------------------------
Joseph H. Howell                     303,000 shares                   ISO
                                                                      ---
                                                                      197,000 shares @ $0.0300
                                                                      NSO
                                                                      ---
                                                                      40,000 shares @ $2.3125
------------------------------------ -------------------------------- ---------------------------------------
Robert H. Kohn                       2,908,500 shares                 ISO
                                                                      ---
                                                                      250,000 shares @ $14.9875
------------------------------------ -------------------------------- ---------------------------------------
Ralph Peer II                        218,900 shares (by Corporation)  NSO
                                                                      ---
                                                                      30,000 shares @ $2.3125
                                                                      100,000 shares @ $5.0000
------------------------------------ -------------------------------- ---------------------------------------
Emily J. Rupp                        1,000 shares                     NSO
                                                                      ---
                                                                      200,000 shares @ $0.4700
                                                                      25,000 shares @ $2.3125
                                                                      15,000 shares @ $6.0300
                                                                      65,000 shares @ $8.0000
                                                                      6,219 shares @ $9.8900
                                                                      6,219 shares @ $12.0600
                                                                      4,146 shares @ $12.0600
                                                                      6,219 shares @ $12.0600
                                                                      8,292 shares @ $12.0600
------------------------------------ -------------------------------- ---------------------------------------
Brett A. Thomas                      566,100 shares                   NSO
                                                                      ---
                                                                      200,000 shares @ $0.4700
                                                                      200,000 shares @ $0.7500
                                                                      40,000 shares @ $2.3125
                                                                      50,000 shares @ $9.8750
                                                                      50,000 shares @ $13.6250
------------------------------------ -------------------------------- ---------------------------------------
Howard A. Tullman                    47,703 shares                    NSO
                                                                      ---
                                                                      75,000 shares @ $8.0000
                                                                      374,324 shares @ $12.0600
------------------------------------ -------------------------------- ---------------------------------------